UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 8, 2006

STANCORP FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

State of Oregon	1-14925	93-1253576
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 SW Sixth Avenue, Portland, Oregon	97204
(Address of principal executive offices)	(Zip Code)

(971) 321-7000

(Registrant’s telephone number, including area code)

No Change

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2006, the Compensation and Organization Committee of the board of directors of StanCorp Financial Group, Inc. (“StanCorp”) approved a revised form of Change of Control Agreement by and between StanCorp and each named executive officer of StanCorp (the “Executives”). The new Change of Control Agreement continues to establish the severance benefits that StanCorp will provide to Executives in the event that their employment is terminated by StanCorp without “cause” or by them for “good reason” within 24 months after a “change of control” (as those terms are defined in the agreement). The revisions to the prior agreement include:

(a)	providing that the cash severance benefit of three times annual salary and target bonus shall be based on an amount of salary and target bonus that is no greater than the total of the Executive’s 2006 salary and target bonus, or $500,000, whichever is greater;

(b)	reducing the period for providing continued health and life insurance benefits from 30 months to 18 months; and

(c)	providing that “gross-up” payments for the excise tax on parachute payments shall only be paid to an Executive if the total severance benefits otherwise provided to the Executive are at least 15 percent higher than the maximum benefit that could be paid without triggering such excise taxes.

A copy of the Form of Change of Control Agreement is attached hereto as exhibit 10.1 and filed herewith.

On December 8, 2006, the Compensation and Organization Committee of the board of directors of StanCorp also approved a revised form of Long-Term Incentive Award Agreement to be used in connection with future grants of performance-based awards to Executives. The revisions to the prior agreement include:

(a)	issuing stock at the end of the performance period based on satisfaction of employment and financial performance conditions with a portion of the shares withheld to cover required tax withholding. The previous form of agreement provided for awards of restricted stock issued at the time of grant subject to forfeiture if similar employment and financial performance conditions are not satisfied, and cash performance units representing a right to receive cash equal to the value of one share of stock to cover required tax withholding subject to the same employment and performance conditions. Accordingly, under the new form of agreement, Executives will no longer receive dividends on the restricted stock prior to completion of the performance period; and

(b)	reducing the number of shares and performance units awarded on a change of control. Executives will no longer receive the maximum number of shares and performance units under the award, but instead will receive a payout equal to a pro rata portion of the target award (70% of the maximum award) based on the portion of the three-year performance cycle completed prior to the change of control.

A copy of the Form of StanCorp Financial Group, Inc. Long-Term Incentive Award Agreement (20     Performance Period) is attached hereto as exhibit 10.2 and filed herewith.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Change of Control Agreement
10.2	Form of StanCorp Financial Group, Inc. Long-Term Incentive Award Agreement (20 Performance Period)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANCORP FINANCIAL GROUP, INC.
Dated: December 14, 2006

/s/ CINDY J. MCPIKE
Cindy J. McPike Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*10.1	Form of Change of Control Agreement
*10.2	Form of StanCorp Financial Group, Inc. Long-Term Incentive Award Agreement (20 Performance Period)

*	Filed herewith